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                       PREFERRED EMPLOYERS HOLDINGS, INC.

                        EXECUTIVE BONUS COMPENSATION PLAN


                                  MARCH 3, 1999

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                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

ARTICLE I  OBJECTIVES ..................................................1

ARTICLE II  MAINTENANCE OF PLAN ........................................1

ARTICLE III  ELIGIBILITY FOR PARTICIPATION .............................1

ARTICLE IV  AMOUNT OF AWARD.............................................2

ARTICLE V  DISTRIBUTION OF AWARDS ......................................2

ARTICLE VI  GENERAL PROVISIONS .........................................3
     Section 6.1  Administration of the Plan ...........................3
     Section 6.2  Withholding ..........................................3
     Section 6.3  No Segregation of Assets .............................3
     Section 6.4  Prohibition Against Alienation of Awards..............4
     Section 6.5  No Right to Continued Employment .....................4
     Section 6.6  Amendment and Termination ............................4
     Section 6.7  Authority of the Board of Directors ..................4
     Section 6.8  Governing Law ........................................4

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                       PREFERRED EMPLOYERS HOLDINGS, INC.
                        EXECUTIVE BONUS COMPENSATION PLAN


                                    ARTICLE I

                                   OBJECTIVES

      This Executive Bonus Compensation Plan (the "Plan") of Preferred Employers Holdings, Inc., a Delaware corporation (the "Company"), is intended to further the business purposes of the Company by strengthening, through the payment of incentive compensation, the Company's ability to attract, motivate and retain key management employees upon whose judgment, initiative and efforts the Company's successful conduct, development and growth depend.


                                   ARTICLE II

                               MAINTENANCE OF PLAN

      The Board of Directors (the "Board") of the Company shall, in its sole discretion, determine whether to maintain the Plan with respect to each fiscal year of the Company (a "fiscal year") beginning with the year ending December 31, 1999. However, no member of the Board who could participate in the Plan if it were maintained in any year shall vote respecting the maintenance of the Plan for such year.


                                   ARTICLE III

                          ELIGIBILITY FOR PARTICIPATION

      On an annual basis, the Company's Chief Executive Officer shall recommend to the Compensation Committee the participants who should participate in the Plan and the percentage of the Bonus Pool assigned to each participant. Participation in the Plan shall be limited to key management employees who are approved by the Compensation Committee of the Board (the "Compensation Committee") at the beginning of each fiscal year with respect to which the Plan is maintained. For the year ending December 31, 1999, the participants shall be as set forth on Exhibit A attached hereto. In selecting participants, consideration shall be given to an employee's position to contribute to the furtherance of the Company's business purposes. Employees selected for participation in any year will be notified of their eligibility to participate. At the time of selection for participation, the Compensation Committee shall approve each participant's percentage of the Bonus Pool (as defined below) for the fiscal year under consideration and such percentage shall be used by the Compensation Committee in determining such participant's award for such year in accordance with Article IV. For the year ending December 31, 1999, the percentages assigned to each participant shall be as set forth on Exhibit A attached hereto.


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                                   ARTICLE IV

                                 AMOUNT OF AWARD

      Individual awards under the Plan shall be based upon the percentage of the Bonus Pool approved by the Compensation Committee to each eligible Plan participant for that fiscal year. Notwithstanding anything herein to the contrary, no award hereunder to a participant for any fiscal year shall exceed two (2) times such participant's base salary for such fiscal year. For purposes hereof, the "Bonus Pool" for any fiscal year shall be equal to 25% of the amount by which the Company's consolidated pre-tax profits in such fiscal year exceeds the Company's budgeted consolidated pre-tax profits in such fiscal year, as set forth on the budget approved by the Company's Board of Directors, PROVIDED, HOWEVER, that $200,000 (the "Minimum Contribution") shall be contributed to the Bonus Pool in each fiscal year in respect to which the Plan is maintained if the Company's consolidated pre-tax profits in such fiscal year equals 80% or more of the Company's budgeted consolidated pre-tax profits in such fiscal year, as set forth on the budget approved by the Company's Board of Directors for such fiscal year. Except as expressly set forth herein, the calculation of the amount which constitutes the Bonus Pool each year shall be determined by the Compensation Committee in its sole and absolute discretion.

      Determinations of awards hereunder shall be made on or before the last day of the third month following the close of each fiscal year for which the Plan is maintained. Participation in the Plan in any year shall not result automatically in the grant to any participant of an award under the Plan in any subsequent year.


                                    ARTICLE V

                             DISTRIBUTION OF AWARDS

      Distribution of awards, if any, will be made to eligible participants in a single lump-sum payment in cash no later than the first pay period in April following the close of the fiscal year to which such award relates. Except as may otherwise be agreed in a writing between the Company and a Plan participant, each participant must be actively employed by the Company on the last day of the fiscal year for which the Plan is maintained to be eligible to receive an award under the Plan for such fiscal year. Except as otherwise provided in a participants' employment agreement, termination of employment prior to such date for any reason will automatically disqualify a participant from receiving any award under the Plan.


                                       2
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                                   ARTICLE VI

                               GENERAL PROVISIONS

Section 6.1 ADMINISTRATION OF THE PLAN.

      The Compensation Committee shall be responsible for the control and management of the operation and administration of the Plan and the proper execution of its provisions. The powers and duties of the Compensation Committee shall include, without limitation, the responsibility to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan as the Committee deems appropriate. The Compensation Committee shall be responsible for the construction of the Plan and the determination of all questions arising hereunder.

      The Compensation Committee's determinations hereunder shall be binding and conclusive upon Plan participants, their estates and any other party interested or claiming to be interested in awards under the Plan. Notwithstanding the above or any other provision of the Plan, no person who is eligible in any year to participate in the Plan shall vote respecting any aspect of the Plan's administration for such year.

      The Compensation Committee shall keep all appropriate books of account, records, and data pertaining to the Plan.

Section 6.2  WITHHOLDING.

      The Company shall have the right to deduct and withhold from any amount which is otherwise payable hereunder any amount which it may determine it is required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever.

Section 6.3  NO SEGREGATION OF ASSETS.

      The Company shall not be required to segregate any funds, create any trust or make any special deposits to fund awards under this Plan, PROVIDED, HOWEVER, that the Company, at its discretion, may take such action as it deems appropriate to provide awards hereunder. No action taken to provide the awards described herein shall create or be construed to create a fund or trust of any kind, or a fiduciary relationship between a participant and the Company. Any funds which may be set aside to provide awards under the provisions of this Plan shall continue for all purposes to be a part of the general assets of the Company and subject to the claims of the Company's general creditors. No person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds.


                                       3
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Section 6.4  PROHIBITION AGAINST ALIENATION OF AWARDS.

      No award hereunder shall be subject in any manner to any sale, transfer, assignment, pledge, encumbrance or charge and any attempt to so sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such award be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such award.

Section 6.5  NO RIGHT TO CONTINUED EMPLOYMENT.

      The establishment and continuation of this Plan by the Company shall not confer any legal rights upon any participant to continued employment, nor shall such establishment or continuation interfere with the rights of the Company to discharge any participant and to otherwise treat a participant without regard to the effect which such discharge or treatment might have upon him or her as a participant.

Section 6.6  AMENDMENT AND TERMINATION.

      This Plan may be amended or terminated, in whole or in part, at any time for any reason by the Board, without the consent of any employee or participant. Notwithstanding the foregoing, no amendment or termination of the Plan shall affect any awards previously approved by the Compensation Committee or the Minimum Contribution for the fiscal year then in effect.

Section 6.7 AUTHORITY OF THE BOARD OF DIRECTORS.

      Notwithstanding any other provision of the Plan the Board shall have ultimate authority and responsibility with respect to all matters relating to the maintenance, operation and administration of the Plan.

Section 6.8  GOVERNING LAW.

      This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


                                       4
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                                    EXHIBIT A



Fiscal Year Ending 12/31/99:

   Participants                                             Target Percentage
   ------------                                             -----------------
   Mel Harris                                                     25.0%
   Peter E. Kilissanly                                            22.5%
   D. Mark Olson                                                  20.0%
   William R. Dresback                                            17.5%
   Jose Menendez                                                  15.0%


                                      A-1